ALLBIRDS REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS
Third Quarter Net Revenue of $63 Million, Up 33% Year Over Year
Provides Full Year 2021 Outlook
SAN FRANCISCO, Nov. 30, 2021 (GLOBE NEWSWIRE) – Allbirds, Inc. (NASDAQ: BIRD), a global lifestyle brand that innovates with naturally derived materials to make better footwear and apparel products in a better way, today reported financial results for the third quarter of 2021 ended September 30, 2021.
Third Quarter Highlights
•Net revenue rose 33% to $62.7 million compared to the third quarter of 2020 and increased 40% versus the third quarter of 2019
•Gross profit increased 36% to $33.9 million compared to the third quarter of 2020; gross margin expanded 120 basis points from the third quarter of 2020 to 54.1%
•GAAP net loss of $13.8 million, or $0.25 per basic and diluted share; net loss margin of (22.0)%
•Adjusted EBITDA loss of $6.3 million; Adjusted EBITDA margin of (10.1)%
•Opened four stores, ending the third quarter with 31 locations
"We are pleased to deliver strong third quarter performance, which reflects solid execution by our teams and robust global demand for the Allbirds brand,” said Joey Zwillinger, Co-Founder and Co-CEO. “Revenue was strong across channels and geographies, growing 33% year over year, with notable strength in U.S. physical retail. Importantly, we saw strong consumer response in the quarter to our new product innovation, including our new Perform Apparel line.”
“We’re at the forefront of a generational change in consumer values and purchase behaviors, led by our mission to make better things in a better way—which means we’re aligning our purpose of reversing climate change with our product quality and financial outcomes. Looking ahead, we believe Allbirds is uniquely positioned in an exceptionally large and growing market. As we continue to execute our strategic plan, we are focused on accelerating growth, creating value for our shareholders and building for a multi-decade journey.”
Third Quarter Operating Results
Net revenue in the third quarter of 2021 increased 33% to $62.7 million compared to $47.2 million in the third quarter of 2020 and increased 40% compared to the third quarter of 2019. The increase is primarily attributable to robust consumer demand in the United States and a strong response to new footwear and performance apparel product launches. Net revenue in the United States increased 42% to $47.7 million and international net revenue increased 10% to $15.0 million compared to the third quarter of 2020.
Gross profit totaled $33.9 million compared to $25.0 million in the third quarter of 2020 and gross margin expanded 120 basis points to 54.1% versus 52.9% compared to the same period in the prior year. The increase in gross margin primarily reflects favorable product mix, sales of higher gross margin products such as apparel, and a decrease in product costs, partially offset by higher warehouse and logistics costs.
Selling, general and administrative expenses (SG&A) were $33.0 million, or 52.6% of revenue, compared to $20.1 million, or 42.5% of revenue, in the third quarter of 2020, with the increase primarily driven by expenses for the opening of four new stores during the period and operational expenses for 10 additional stores opened since the third quarter of 2020, increased headcount, and public company preparation costs. Marketing expenses totaled $12.8 million versus $12.1 million compared to the third quarter of 2020 and improved as percentage of revenue to 20.4% from 25.7% a year ago.
Third quarter GAAP net loss was $13.8 million compared to net loss of $7.0 million in the third quarter of 2020, and net loss margin was (22.0)% compared to (14.8)% in the third quarter of 2020.
Adjusted EBITDA loss in the third quarter of 2021 was $6.3 million compared to $3.8 million in the third quarter of 2020, and Adjusted EBITDA margin decreased by 200 basis points to (10.1)% versus (8.1)% a year ago.
Nine Month Operating Results
Year-to-date net revenue in the third quarter of 2021 increased 29% to $180.3 million compared to $140.0 million in the nine months ended September 30, 2020 and increased 43% compared to the nine months ended September 30, 2019. The increase is primarily attributable to robust consumer demand in the United States and a strong response to new footwear launches. Year-to-date net revenue in the United States increased 26% to $132.9 million and international net revenue increased 37% to $47.4 million compared to the nine months ended September 30, 2020.
Year-to-date gross profit in the third quarter of 2021 totaled $97.9 million compared to $73.3 million in the nine months ended September 30, 2020, while gross margin expanded 190 basis points to 54.3% versus 52.4% compared to the same period in the prior year. The increase in gross margin primarily reflects favorable product mix, sales of higher gross margin products such as apparel, and a decrease in product costs, partially offset by higher warehouse and logistics costs.
Year-to-date selling, general and administrative expenses (SG&A) in the third quarter of 2021 were $85.5 million, or 47.5% of revenue, compared to $61.2 million, or 43.7% of revenue, in the nine months ended September 30, 2020, with the increase primarily driven by expenses for the opening of nine new stores during the period and continued operational expenses for stores opened during 2020, increased headcount, and public company preparation costs. Year-to-date marketing expenses in the third quarter of 2021 totaled $38.8 million versus $31.7 million compared to the nine months ended September 30, 2020 and improved as percentage of revenue to 21.5% from 22.6% a year ago.
Year-to-date GAAP net loss in the third quarter of 2021 was $34.9 million compared to net loss of $16.5 million in the nine months ended September 30, 2020, and net loss margin was (19.4)% compared to (11.8)% in the nine months ended September 30, 2020. Year-to-date adjusted EBITDA loss in the nine months ended September 30, 2021 was $12.1 million compared to $10.1 million in the nine months ended September 30, 2020, and Adjusted EBITDA margin improved by 50 basis points to (6.7)% versus (7.2)% a year ago.
Balance Sheet Highlights
Allbirds ended the third quarter of 2021 with $65 million of cash and cash equivalents and $40 million available under its revolving credit agreement. Inventories totaled $99 million, an increase of 55% compared to $64 million as of the third quarter of 2020, which reflects longer ocean shipping lead times and the company’s strategic decision to build inventories in response to strong consumer demand ahead of the holiday selling season. In November 2021, Allbirds received offering proceeds from its IPO of approximately $252.8 million, before deducting underwriting discounts and offering costs.
2021 Financial Outlook
Allbirds provided the following outlook for fiscal year 2021:
● Net revenue of $270 million to $272 million, representing growth in the range of 23% to 24% versus fiscal 2020 and 39% to 40% versus fiscal 2019
● Adjusted EBITDA1 of negative $17 million to $15 million, including an estimated $5 million of public company costs
“We achieved strong top line growth, gross margin expansion, and improved marketing efficiency in the quarter,” said Mike Bufano, Chief Financial Officer. “We feel confident about how the business is positioned and our ability to navigate what continues to be a dynamic macro environment. Through careful investments, we have built a solid infrastructure across people, supply chain and technology that we believe positions us to profitably grow the business and create shareholder value.”
Conference Call Information
Allbirds will host a conference call to discuss the results, followed by Q&A, at 5:00 p.m. Eastern Time today, November 30, 2021. A live webcast and replay of the conference call will be available on the investor relations section of the Allbirds website at https://ir.allbirds.com. A replay of the webcast will also be archived on the Allbirds website for 12 months.
About Allbirds, Inc.
Headquartered in San Francisco, Allbirds is a global lifestyle brand that innovates with naturally derived materials to make better footwear and apparel products in a better way, while treading lighter on the planet. Allbirds’ story began with superfine New Zealand merino wool and has since evolved to include a eucalyptus tree fiber knit fabric and a sugarcane-based EVA foam (SweetFoam®). Allbirds serves customers across 35 countries through 35 Allbirds stores and its e-commerce website, www.allbirds.com.
1 A reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts as we are currently unable to predict with a reasonable degree of certainty certain expense items that are excluded in calculating Adjusted EBITDA. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our third quarter fiscal 2021 results included in this press release.

Forward-Looking Statements
This press release and related conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts, including statements regarding our financial outlook, market position, future results of operations, financial condition, business strategy and plans, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions.
Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in the filings we make with the SEC, including our prospectus filed with the SEC pursuant to Rule 424(b)(4) on November 4, 2021, and future reports we may file with the SEC from time to time. The forward-looking statements contained in this press release and related conference call relate only to events as of the date stated or, if no date is stated, as of the date of this press release and related conference call. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in or expressed by, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.
Use of Non-GAAP Financial Measures
This press release and the accompanying financial tables include references to adjusted EBITDA and adjusted EBITDA margin, non-GAAP financial measures. We define adjusted EBITDA as net income before stock-based compensation expense, depreciation and amortization, other expense (consisting of changes in fair value of our preferred stock warrant liability and gains or losses on foreign currency), interest expense, and provision for income taxes. We define adjusted EBITDA margin as adjusted EBITDA divided by net revenue.
Adjusted EBITDA and adjusted EBITDA margin facilitate internal comparisons of our historical operating performance on a more consistent basis, and we also use them for our business planning purposes. In addition, we believe adjusted EBITDA is widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of operational performance.
We believe that non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance, and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. Adjusted EBITDA has limitations as a profitability measure in that it does not include stock-based compensation expense, depreciation and amortization, other expense (income) (consisting of changes in fair value of our preferred stock warrant liability and gains or losses on foreign currency), interest expense, and provision for income taxes. Adjusted EBITDA and adjusted EBITDA margin should not be considered as an alternative to net loss and net loss margin or any other measure of financial performance calculated and presented in accordance with GAAP. Further, other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, we consider, and investors should consider, adjusted EBITDA and adjusted EBITDA margin together with other operating and financial performance measures presented in accordance with GAAP.
In the future, we may incur expenses similar to those for which adjustments are made in calculating adjusted EBITDA. Our presentation of these non-GAAP measures should not be construed as a basis to infer that our future results will be unaffected by extraordinary, unusual, or non-recurring items.

Investors:
ir@allbirds.com
Media:
press@allbirds.com

Allbirds, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net Revenue	$62,711	$47,242	$180,253	$140,021
Cost of Revenue	28,776	22,239	82,370	66,702
Gross Profit	33,935	25,003	97,883	73,319
OPERATING EXPENSE:
Selling, General, and Administrative Expense	33,017	20,094	85,549	61,226
Marketing Expense	12,794	12,139	38,808	31,659
TOTAL OPERATING EXPENSE	45,811	32,233	124,356	92,885
LOSS FROM OPERATIONS	(11,876)	(7,230)	(26,473)	(19,566)
Interest Expense	(53)	(113)	(141)	(329)
Other (Expense) Income	(2,039)	(518)	(8,019)	1,133
Loss Before Provision For Income Taxes	(13,968)	(7,861)	(34,632)	(18,762)
INCOME TAX BENEFIT (PROVISION)	167	863	(298)	2,255
NET LOSS	$(13,802)	$(6,998)	$(34,930)	$(16,507)
OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation gain (loss)	(699)	266	(1,029)	469
TOTAL COMPREHENSIVE LOSS	$(14,500)	$(6,732)	$(35,959)	$(16,038)
PER SHARE DATA
Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.13)	$(0.64)	$(0.31)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	55,590,320	53,057,406	54,631,455	53,142,309

Allbirds, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$65,371	$126,551
Accounts receivable	2,010	1,955
Inventory	99,335	59,222
Prepaid expenses and other current assets	42,281	27,112
Total current assets	208,997	214,840

PROPERTY AND EQUIPMENT—Net	34,565	23,301
OTHER ASSETS	6,106	5,902
TOTAL ASSETS	$249,668	$244,043

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$33,529	$20,236
Accrued expenses and other current liabilities	37,032	31,491
Deferred revenue	2,475	2,925
Total current liabilities	73,036	54,652

NONCURRENT LIABILITIES:
Other long-term liabilities	8,853	5,004
Preferred stock warrant liability	13,087	5,845
Total noncurrent liabilities	21,940	10,849
Total liabilities	$94,976	$65,501

COMMITMENTS AND CONTINGENCIES (Note 15)
Convertible Preferred Stock, $0.0001 par value; 75,812,755 shares authorized; 70,990,919 shares issued and outstanding as of December 31, 2020 and September 30, 2021	204,049	204,049

STOCKHOLDERS’ DEFICIT:
Common stock, 0.0001 par value; 154,379,258 and 2,200,000,000 shares authorized as of December 31, 2020 and September 30, 2021, respectively; 53,683,269 and 56,508,441 shares issued and outstanding as of December 31, 2020 and September 30, 2021, respectively	5	5
Additional paid-in capital	76,657	64,548
Accumulated other comprehensive income	927	1,956
Accumulated deficit	(126,946)	(92,016)
Total stockholders’ deficit	(49,357)	(25,507)

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT	$249,668	$244,043

Allbirds, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(34,930)	$(16,507)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	6,532	4,507
Amortization of debt issuance costs	37	37
Stock-based compensation	7,346	4,948
Change in fair value of preferred stock warrant liability	7,242	(1,872)
Changes in assets and liabilities:
Accounts receivable	(112)	(1,127)
Inventory	(40,753)	(19,345)
Prepaid expenses and other current assets	(11,542)	(8,488)
Accounts payable and accrued expenses	17,262	(3,954)
Other long-term liabilities	3,876	1,550
Deferred revenue	(454)	627
Net cash used in operating activities	(45,496)	(39,624)
CASH FLOWS FROM INVESTING ACTIVITY:
Purchase of property and equipment	(17,633)	(11,934)
Changes in security deposits	(686)	451
Net cash used in investing activity	(18,319)	(11,483)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of preferred stock, net of issuance costs	—	100,326
Proceeds from bank loans	—	18,294
Principal payments on bank loans	—	(4,294)
Proceeds from the exercise of stock options	4,409	225
Proceeds from the exercise of common stock warrants	354	—
Payments of deferred offering costs	(2,458)	—
Net cash provided by financing activities	2,305	114,551
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(371)	464
NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(61,880)	63,908
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	127,251	75,012
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$65,371	$138,920
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$97	$167
Cash paid for taxes	$339	$95
NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment included in accrued liabilities	$603	$562
Repurchase of stock options	$—	$640
Deferred offering costs included in accrued liabilities	$2,120	$—

Allbirds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
The following tables present a reconciliation of adjusted EBITDA to its most comparable GAAP measure, net loss, and presentation of net loss margin and adjusted EBITDA margin for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net loss	$(13,802)	$(6,998)	$(34,930)	$(16,507)
Add (deduct):
Stock-based compensation, including common stock warrant expense	3,158	1,725	7,687	4,948
Depreciation and amortization	2,410	1,682	6,704	4,512
Other (expense) income	2,039	518	8,019	(1,133)
Interest expense	53	113	141	329
Income tax benefit (provision)	(167)	(863)	298	(2,255)
Adjusted EBITDA	$(6,309)	$(3,823)	$(12,081)	$(10,106)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net revenue	$62,711	$47,242	$180,253	$140,021
Net loss	$(13,802)	$(6,998)	$(34,930)	$(16,507)
Net loss margin	(22.0)%	(14.8)%	(19.4)%	(11.8)%
Adjusted EBITDA	$(6,309)	$(3,823)	$(12,081)	$(10,106)
Adjusted EBITDA margin	(10.1)%	(8.1)%	(6.7)%	(7.2)%

END OF RELEASE